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                                INDEX TO EXHIBITS


         Exhibit No.                   Exhibit

         99.1                     Identity and background of directors
                                  and executive officers.

         99.2                     Stockholder's Agreement dated
                                  April 10, 1996 by and between
                                  Raytheon and Whittaker.